                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (File Nos. 333-64389 and 333-103752) of L-3 Communications
Holdings, Inc. of our report dated June 24, 2005 relating to the financial statements of the Aviation Communications & Surveillance Systems 401(k) Plan
which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
June 24, 2005